Exhibit 23(b)

                                 CONSENT OF ENGINEER

               We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the registration statement on Form S-8 filed by MDU Resources Group, Inc. with the Securities and Exchange Commission (Registration No. 333-06103) of the reference to our reports, each dated January 12, 1998, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.

                                      RALPH E. DAVIS ASSOCIATES, INC.

                                       /s/ Joseph Mustacchia, Jr.

                                       Executive Vice President,



          February 18, 1999
          Houston, Texas